EXHIBIT 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENTERPRISE GP HOLDINGS L.P.

This Certificate of Limited Partnership, dated April 18, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the limited partnership is “Enterprise GP Holdings L.P.”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the mailing address of the general partner is:

EPE Holdings, LLC

2727 North Loop West

Houston, Texas 77008

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

EPE HOLDINGS, LLC

By:	Dan Duncan LLC, its sole member

	By:	/s/ Richard H. Bachmann Richard H. Bachmann Executive Vice President, Secretary and Manager

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